UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2025

RELIANCE GLOBAL GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida	001-40020	46-3390293
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Blvd. of the Americas, Suite 105 Lakewood, New Jersey	08701
(Address of Principal Executive Offices)	(Zip Code)

(732) 380-4600

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.086 per share	RELI	The NASDAQ Capital Market
Series A Warrants to purchase shares of Common Stock, par value $0.086 per share	RELIW	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 18, 2025, Reliance Global Group, Inc. (the “Company”) entered into an Advisory Agreement (the “Advisory Agreement”) with Convergence Strategy Partners, LLC, a Wyoming limited liability company (the “Advisor”). Under the Advisory Agreement, the Advisor will provide strategic advisory services to the Company in connection with the Company’s digital asset treasury (“DAT”) program and related digital asset, blockchain and capital markets initiatives, and will cause its president, Blake Janover, to serve as Chairperson of the Company’s Crypto Advisory Board (the “Crypto Advisory Board” or “CAB”).

The Advisory Agreement has a term of six (6) months, unless earlier terminated in accordance with its terms, and provides that the Advisor is engaged as an independent contractor and not as an employee, partner, or agent of the Company. As consideration for the services, the Company agreed to issue to the Advisor (or a designee of the Advisor) an aggregate of 450,000 shares of the Company’s common stock, par value $0.086 per share (the “Advisory Shares”), 135,000 of which are subject to forfeiture upon certain terminations of the Advisory Agreement, as described therein.

The Advisory Agreement provides the Advisor with customary “piggyback” registration rights with respect to the Advisory Shares, subject to the consent of any primary selling securityholder(s) in the relevant registration and to customary underwriter cutback and priority provisions.

On November 18, 2025, the Company’s Board of Directors appointed Mr. Janover to serve as Chairperson of the CAB pursuant to the Advisory Agreement.

The foregoing summary of the Advisory Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Advisory Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the issuance of the Advisory Shares is incorporated by reference into this Item 3.02.

The Advisory Shares are being issued to the Advisor (or its designee) in a private transaction as consideration for advisory services. The issuance of the Advisory Shares has not been registered under the Securities Act or any state securities laws and is being made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder, No underwriters or placement agents are being used in connection with the issuance of the Advisory Shares, and no underwriting discounts or commissions are being paid.

Item 7.01 Regulation FD Disclosure.

On November 19, 2025, the Company issued a press release announcing the appointment of Blake Janover as Chairperson of the Crypto Advisory Board and providing additional information regarding his background and the Company’s DAT program and related digital asset and blockchain strategies.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Advisory Agreement, between the Company and Convergence Strategy Partners , LLC, dated November 18, 2025.
99.1	Press release, dated November 19, 2025,
104.1	Cover Page Interactive Data File - the cover page XBRL tags are embedded with the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Reliance Global Group, Inc.

Dated: November 21, 2025	By:	/s/ Ezra Beyman
Ezra Beyman
Chief Executive Officer